SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ] Preliminary  Proxy Statement
[ ] Confidential,  For Use of the Commission Only
     (as Permitted by Rule  14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive  Additional  Materials
[ ] Soliciting Material Pursuant to ss.14a-11(c) or ss.14a-12

                               SAVILLE SYSTEMS PLC
                (Name of Registrant as Specified in Its Charter)


     (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X] No fee required.
[    ] Fee computed on table below per Exchange Act Rules  14a-6(i)(4)  and 0-11

     (1) Title of each class of securities to which transaction applies:

     (2) Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11.

     (4) Proposed maximum aggregate value of transaction:

     (5) Total fee paid:

     [  ] Fee paid previously with preliminary materials.
     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount Previously Paid:

     (2) Form, Schedule or Registration Statement No.:
         Schedule 14A (Definitive Proxy Material)

     (3) Filing Party:
         Saville Systems PLC

     (4) Date Filed:
         April 21, 1999

                        NOTICE OF ANNUAL GENERAL MEETING

                                       of

                               SAVILLE SYSTEMS PLC


     Notice is hereby given that the Annual General Meeting of Saville Systems PLC (the "Company") will be held at the Great Southern Hotel, Shannon, Ireland, on May 18, 1999 at 10:00 a.m. local time, to consider and act upon the following matters:

          1. To consider the audited accounts of the Company for the year ended December 31, 1998 and the Reports of the Directors and the Accountants thereon.

          2. To re-elect William F. Cunningham, Fergus G. McGovern and David P. Mixer as Class I Directors of the Company to serve for a three-year term.

          3. To pass the special resolution set forth in Exhibit A to the accompanying Proxy Statement, which resolution proposes certain amendments to the Company's Articles of Association required to obtain a listing of the Company's Ordinary Shares on the Irish Stock Exchange.

          4. To pass the special resolution set forth in Exhibit B to the accompanying Proxy Statement, which resolution authorizes the Company, in the discretion of the Board of Directors and subject to the listing of the Company's Ordinary Shares on the Irish Stock Exchange, to purchase up to 5,000,000 of the Company's Ordinary Shares and authorizes the Company to reissue any such Ordinary Shares purchased by it and not cancelled.

          5. To ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent accountants for the current fiscal year.

          6. To authorize the Directors to determine the remuneration of the independent accountants.

          7. To authorize the holding of the 2000 Annual General Meeting of the Company in North America.

          8. To transact such other business as may properly come before the meeting or any adjournment thereof.

                                              BY ORDER OF THE BOARD OF DIRECTORS


                                                                Peter H. Quinlan
                                                                       Secretary

April 21, 1999

Registered Office:  IDA Business Park, Dangan, Galway, Ireland


A SHAREHOLDER ENTITLED TO ATTEND AND VOTE AT THE ANNUAL GENERAL MEETING IS ENTITLED TO APPOINT A PROXY (WHO NEED NOT BE A MEMBER OF THE COMPANY) TO ATTEND, SPEAK AND VOTE INSTEAD OF SUCH SHAREHOLDER. A FORM OF PROXY IS ENCLOSED.

WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL GENERAL MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ENSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE NEED BE AFFIXED TO THE ENCLOSED PROXY IF MAILED IN THE REPUBLIC OF IRELAND.

                               SAVILLE SYSTEMS PLC
                                IDA Business Park
                                     Dangan
                                 Galway, Ireland

                                 PROXY STATEMENT

                 for the Annual General Meeting of Shareholders
                           to be held on May 18, 1999

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the "Board") of Saville Systems PLC (the "Company") for use at the Annual General Meeting of Shareholders to be held on May 18, 1999 (the "Annual General Meeting") and at any adjournment of that meeting. All proxies will be voted in accordance with the shareholders' instructions, and, if no choice is specified, the proxies will be voted in favor of the matters set forth in the accompanying Notice of Annual General Meeting.

     To be valid, a proxy must be deposited not less than 48 hours prior to the time appointed for the holding of the Annual General Meeting at (i) the registered office of the Company or (ii) the registered office of the Registrar for the Ordinary Shares, Computer Share Services (Ireland) Limited, Heron House, Corrig Road, Sandyford Industrial Estate, Dublin 18 (each, the "Registered Office"). Any proxy may be revoked by a shareholder at any time before its exercise by (i) voting in person at the Annual General Meeting, (ii) delivery of a subsequently dated proxy to the Registered Office, provided that such subsequently dated proxy must be received at the Registered Office not less than 48 hours prior to the time appointed for the holding of the Annual General Meeting or (iii) delivery of written revocation of such proxy, provided that such written revocation must be received at the Registered Office not less than one hour prior to the time appointed for the holding of the Annual General Meeting.

     The Company's Annual Report to Shareholders for the year ended December 31, 1998 was mailed to shareholders, along with these proxy materials, on or about April 21, 1999.

     A copy of the Company's Annual Report on Form 10-K for the year ended December 31, 1998, as filed with the Securities and Exchange Commission ("SEC"), except for exhibits, will be furnished without charge to any shareholder upon written request to the Secretary of the Company at Saville Systems PLC, IDA Business Park, Dangan, Galway, Ireland or at One Van de Graaff Drive, Burlington, Massachusetts 01803, U.S.A.


Voting Securities and Votes Required

     At the close of business on March 23, 1999, there were outstanding and entitled to vote an aggregate of 39,112,486 Ordinary Shares of the Company, $0.0025 nominal value per share, constituting all of the voting shares of the Company. All shareholders of record at the time appointed for the holding of the Annual General Meeting are entitled to vote at the Annual General Meeting. All ordinary shares of the Company, including those represented by American Depositary Shares of the Company ("ADSs") are referred to herein as the "Ordinary Shares." All references in this Proxy Statement to past transactions in the Company's Ordinary Shares reflect the 2-for-1 stock split in the form of a 100% share dividend of Ordinary Shares effective November 7, 1997.

     Three shareholders, each appearing in person or represented by proxy, shall constitute a quorum for the transaction of business at the Annual General Meeting.

     The Bank of New York, as depositary (the "Depositary"), is the shareholder of record in respect of those Ordinary Shares represented by ADSs. The Company has requested the Depositary, and the Depositary is required pursuant to the Deposit Agreement, to mail to all owners of American Depository Receipts ("ADRs") representing ADSs of the Company (the "Owners") a notice, the form of which notice will be in the sole discretion of the Depositary, containing (a) the information included in the notice of meeting received by the Depositary from the Company, (b) a statement that the Owners as of the close of business on a specified record date will be entitled, subject to any applicable provision of Irish law and of the Memorandum and Articles of Association of the Company, to instruct the Depositary as to the exercise of the voting rights, if any, pertaining to the amount of Ordinary Shares or other deposited securities represented by their respective ADSs, (c) a statement that Owners who instruct the Depositary as to the exercise of their voting rights will be deemed to have instructed the Depositary or its authorized representative to call for a poll (i.e., a written vote) with respect to each matter for which instructions are given, subject to any applicable provisions of Irish law and of the Company's Memorandum and Articles of Association and (d) a statement as to the manner in which such instructions may be given, including an express indication that instructions may be given or deemed given to the Depositary to give a discretionary proxy to a person designated by the Company, as described in the next paragraph. Upon the written request of an Owner, received on or before the date established by the Depositary for such purpose, the Depositary will endeavor, insofar as practicable, to vote or cause to be voted the amount of Ordinary Shares or other deposited securities represented by the ADSs evidenced by such Owner's ADRs in accordance with the nondiscretionary instructions set forth in such request. Accordingly, pursuant to the Company's Memorandum and Articles of Association and applicable Irish law, the Depositary will cause its authorized representative to attend each meeting of holders of Ordinary Shares and call for a poll as instructed in accordance with clause (c) above for the purpose of effecting such vote. The Depositary will not vote or attempt to exercise the right to vote that attaches to the Ordinary Shares or other depositary securities, other than in accordance with such instructions or deemed instructions.

     The Deposit Agreement provides that if no instructions are received by the Depositary from any Owner with respect to any of the deposited securities represented by the ADSs evidenced by such Owner's ADRs on or before the date established by the Depositary for such purpose, the Depositary will deem such Owner to have instructed the Depositary to give a discretionary proxy to a person designated by the Company with respect to such deposited securities and the Depositary will give a discretionary proxy to a person designated by the Company to vote such deposited securities, under circumstances and according to the terms as set forth in the Deposit Agreement; provided, that no such instructions will be deemed given and no such discretionary proxy will be given with respect to any matter as to which the Company informs the Depositary in writing that the Company does not wish such proxy to be given.

     Voting at the Annual General Meeting of Shareholders is by a show of hands unless a poll (i.e., a written vote) is duly demanded. Votes may be given either personally or by proxy. Subject to the Company's Memorandum and Articles of Association and to any rights or restrictions attaching to any class or classes of shares, on a show of hands each shareholder present in person and every proxy has one vote but so that no individual can have more than one vote, and on a poll each shareholder shall have one vote for each share of which he is the holder. Where there is an equality of votes, whether on a show of hands or on a poll, the Chairman of the meeting is entitled to a casting vote in addition to any other vote he may have. A poll may be demanded by (i) the Chairman of the meeting, (ii) at least three shareholders present (in person or by proxy) entitled to vote at the meeting, (iii) any shareholder or shareholders present (in person or by proxy) representing not less than one-tenth of the total voting rights of all the shareholders entitled to vote at the meeting, or (iv) any shareholder or shareholders present (in person or by proxy) holding shares conferring the right to vote at the meeting being shares on which there have been paid up sums in the aggregate equal to not less than one-tenth of the total sum paid up on all the shares conferring that right. The Depositary has agreed to demand a poll at general meetings of shareholders in respect of every resolution on which the Depositary has been instructed by an owner to vote.

     The affirmative vote of a majority of the votes cast by the holders of Ordinary Shares voting on the matter is required for the approval of Proposals 1, 2, 5, 6 and 7 set forth below for consideration at this Annual General Meeting. The affirmative vote of 75% of the votes cast by holders of outstanding Ordinary Shares is required for the approval of Proposals 3 and 4 set forth below for consideration at this Annual General Meeting.

     Ordinary Shares that abstain from voting as to a particular matter, and shares held in "street name" by a broker or nominee who indicates on a proxy that he or she does not have discretionary authority to vote such shares as to a particular matter, will not be counted as votes in favor of such matter, and also will not be counted as shares voted on such matter. Accordingly, abstentions and "broker non-votes" will have no effect on the voting on matters, including all matters presented for shareholder approval at this Annual General Meeting, that require the affirmative vote of a certain percentage of the shares voting on the matter.


                                   PROPOSAL I

              CONSIDERATION OF THE AUDITED ACCOUNTS OF THE COMPANY
                      FOR THE YEAR ENDED DECEMBER 31, 1998
                        AND THE REPORTS OF THE DIRECTORS
                           AND THE ACCOUNTANTS THEREON

     Under Irish Company law, the shareholders of the Company are required to consider the audited accounts of the Company for the year ended December 31, 1998 and the Reports of the Directors and the Accountants thereon which were included in the Company's Annual Report to Shareholders for the year ended December 31, 1998, as mailed to the shareholders of the Company along with these proxy materials. Under Irish Company law, the Directors are required to lay the accounts before the Annual General Meeting. In addition, under the Company's Articles of Association, the shareholders must be requested to pass a resolution that the accounts be considered. However, there is no legal requirement that such a resolution be passed or that the accounts be otherwise approved by the shareholders.


                                   PROPOSAL II

                              ELECTION OF DIRECTORS

     Under Irish Company law, the Company must have a minimum of two directors. The Company's Articles of Association set the maximum number of directors of the Company at twelve, which number may be changed by an ordinary resolution of the shareholders. The Company's Board of Directors is divided into three classes, with members of each class holding office for staggered terms. There are currently three Class I Directors, whose terms expire at the 1999 Annual General Meeting of Shareholders, four Class II Directors, whose terms expire at the 2000 Annual General Meeting of Shareholders, and three Class III Directors, whose terms expire at the 2001 Annual General Meeting of Shareholders (in all cases subject to the election of their successors and to their earlier death, resignation or removal).

     The Chairman of the Annual General Meeting, as the person named in the enclosed proxy, will vote to elect William F. Cunningham, Fergus G. McGovern and David P. Mixer as Class I Directors for a three-year term, unless authority to vote for the election of any of the nominees is withheld by marking the proxy to that effect. Messrs. Cunningham, McGovern and Mixer are currently Class I Directors of the Company. Each of the nominees has indicated his willingness to serve, if elected, but if any of them should be unable or unwilling to stand for election, proxies may be voted for a substitute nominee designated by the Board of Directors.

     Set forth below are the name, age and certain information with respect to each director of the Company, including the three nominees for Class I Director.


                                  Nominees for
                                Class I Director

     William F. Cunningham. Mr. Cunningham, age 54, has been a director of the Company since March 1995. Since August 1998, Mr. Cunningham has served as President of Turnberry Financial Corporation, a financial advising company. Mr. Cunningham was a senior partner with McGovern, Hurley, Cunningham, a Toronto-based chartered accounting firm which he co-founded, from 1984 until his retirement in July 1998. Mr. Cunningham is a member of the Canadian Institute of Chartered Accountants, the Canadian Tax Foundation and the Estate Planning Council of Toronto.

     Fergus G. McGovern. Mr. McGovern, age 70, has been a director of the Company since June 1995. From January 1989 until his retirement in April 1994, Mr. McGovern was Chief Executive Officer of Telecom Eireann, a national telecommunications operating company in the Republic of Ireland. Mr. McGovern has also served on the Executive Committee of the Confederation of Irish Industry, as Chairman and President of the Irish Management Institute, as Trustee of the International Institute of Communications and as Chairman of Cablelink, the largest cable television company in the Republic of Ireland. He is currently a member of the Board of the Graduate School of Business of University College Dublin.

     David P. Mixer. Mr. Mixer, age 46, has been a director of the Company since April 1994. Since its inception in March 1989, Mr. Mixer has been a Managing Director of Columbia Capital Corporation, a Virginia-based investment services company specializing in the telecommunications industry. Since 1988, Mr. Mixer has also been the President of Bay Cellular, a cellular communications company.


                               Class II Directors

     John A. Blanchard III. Mr. Blanchard, age 56, has been a director of the Company since December 1994. Since May 1995, Mr. Blanchard has served as President and Chief Executive Officer of Deluxe Corporation, a publicly-held company that provides paper-based and electronic products and services to financial institutions and large retailers. From January 1994 through April 1995, he served as Executive Vice President of General Instrument Corporation, a publicly-held electronics systems and components company. Mr. Blanchard is also a member of the Board of Directors of Deluxe Corp. and Wells Fargo and Company.

     Brian E. Boyle. Mr. Boyle, age 51, has been a director of the Company since January 1995. Since February 1996, Mr. Boyle has served as Vice Chairman of Boston Communications Group, Inc., a wireless communications company, and as Chairman, New Wireless Services of that company from January 1994 to February 1996. Mr. Boyle is also a member of the Board of Directors of MicroFinancial, Inc.

     Richard A. Licursi. Mr. Licursi, age 51, has been a director of the Company since December 1994. In June 1994, Mr. Licursi founded Phoenix Wireless Group, Inc., a developer of software-based systems and services for wireless telecommunications, and served as its President and Chief Executive Officer until January 1998. From November 1992 to June 1994, Mr. Licursi served as Senior Vice President of the Worldwide Telecom Delivery Unit of SHL Systemhouse, Inc., a telecommunications software provider.

     John W. Sidgmore. Mr. Sidgmore, age 47, has been a director of the Company since December 1994. Since June 1994, Mr. Sidgmore has been the President and Chief Executive Officer of UUNet Technologies, Inc., a provider of worldwide internet services. Since December 1996, Mr. Sidgmore also has served as the Chief Operating Officer and Vice Chairman of WorldCom Inc., now, MCI/WorldCom, a provider of long distance, internet and telecommunication services. From 1989 to June 1994, Mr. Sidgmore served as President and Chief Executive Officer of CSC Intelicom. Mr. Sidgmore is also a member of the Board of Directors of MCI/WorldCom and Earthlink Network Inc.


                               Class III Directors

     John J. Boyle III. Mr. Boyle, age 52, has served as the Company's President and Chief Executive Officer since August 1994 and as the Company's Chairman of the Board of Directors since April 1, 1998. From 1981 to August 1994, Mr. Boyle served in various management positions with CSC Intelicom, a global supplier of information technology, most recently as Senior Vice President of Work Process/Network Practice.

     James B. Murray, Jr. Mr. Murray, age 52, has been a director of the Company since January 1994. Since its inception in March 1989, Mr. Murray has been a Managing Director of Columbia Capital Corporation. Mr. Murray is also a member of the Board of Directors of Advanced Radio Telecom Corp.

     Bruce A. Saville. Mr. Saville, age 54, founded the Company in 1982 and served as the Company's President and Chief Executive Officer until becoming the Company's Chairman of the Board of Directors in August 1994. Effective April 1, 1998, Mr. Saville stepped down as the Company's Chairman. Mr. Saville continues to serve as a director of the Company and as Chairman Emeritus.

     Executive officers of the Company are generally elected by the Board of Directors on an annual basis and serve at the Board's discretion. No family relationships exist among any of the executive officers or directors of the Company.

Board and Committee Meetings

     The Company has a standing Audit Committee of the Board of Directors, which reviews the Company's independent accountants' performance in the annual audit, reviews auditors' fees, discusses the Company's internal accounting control policies and procedures and considers and recommends the selection of the Company's independent accountants. The Audit Committee met three times during the year ended December 31, 1998. The current Audit Committee members are Messrs. Cunningham (Chairman), Licursi and Mixer.

     The Company has a standing Compensation Committee of the Board of Directors, which sets the compensation levels of executive officers of the Company (subject to review by the Board of Directors), provides recommendations to the Board regarding compensation programs of the Company, administers and authorizes option grants to all employees under the Company's 1995 Share Option Plan and administers the Company's 1996 Employee Share Purchase Plan. The Compensation Committee met five times during the year ended December 31, 1998. The current members of the Compensation Committee are Messrs. Murray (Chairman), Brian Boyle and Cunningham.

     The Board of Directors met nine times during the year ended December 31, 1998. Each incumbent director attended at least 75% of the aggregate of the number of Board meetings and the number of meetings held by all committees on which they then served except John A. Blanchard III who attended 44% of such meetings.

Compensation of Directors

     The Company's non-employee directors each receive IR(pound)650, plus reasonable travel and out-of-pocket expenses, for each meeting of the Board of Directors they attend and are entitled to participate in the Company's 1995 Share Option Plan (the "1995 Option Plan"). Directors who serve on the Audit Committee or Compensation Committee receive IR(pound)325 for each such Committee meeting attended.

                             EXECUTIVE COMPENSATION

Compensation of Executive Officers

     Summary Compensation Table. The following table sets forth certain information with respect to the annual and long-term compensation for the last three fiscal years of the Company's Chief Executive Officer and the Company's four other most highly paid executive officers whose annual salary and bonus for 1998 exceeded $100,000 (collectively, the "Named Executive Officers"):


                           SUMMARY COMPENSATION TABLE



                                                                                 Long-Term
                                                                               Compensation
                                             Annual Compensation (1)            Award(s)(2)
                                                                      --------------------------------
                                                                         Restricted      Securities    All Other
                                                                           Stock         Underlying   Compensation
  Name and Principal Position       Year        Salary($)    Bonus($)   Awards(s) ($)    Options(#)       ($)
  ---------------------------       ----        ---------------------   -------------    ----------       ---
John J. Boyle, III                  1998         $350,000     $0            $--           135,000        $--
   President, Chief Executive       1997          284,193      284,662  1,031,175 (3)     200,000         --
   Officer and Chairman             1996          224,700      168,525       --            10,838         --

Lawrence S. Barker                  1998          224,000      0             --            65,000         --
   Executive Vice President,        1997 (4)       52,311       40,313       --           100,000         --
   Operations                       1996               --           --       --                --         --

Marc J. Venator                     1998          210,000      0             --            65,000         --
   Senior Vice President,           1997          165,375       82,688       --           120,000         --
   Operations                       1996          157,500       47,250       --            5,642      15,591

John J. Kiley                       1998          195,000      0             --            65,000         --
   Executive Vice President,.       1997          157,500       78,750       --           100,000         --
   Global Sales and Marketing       1996          150,000       85,000       --                --         --

Andrew Campbell (5)                 1998          162,000      0             --            65,000         --
   Senior Vice President, and       1997 (6)      139,760       43,500       --           100,000         --
   Chief Technology Officer         1996               --           --       --                --         --



(1) In accordance with the rules of the SEC, other compensation in the form of perquisites and other personal benefits has been omitted because such perquisites and other personal benefits constituted less than the lesser of $50,000 or 10% of the total annual salary and bonus for each Named Executive Officer.
(2) The Company does not have a long-term incentive plan. The Company did not grant any restricted stock awards or stock appreciation rights during the years ended December 31, 1996 and December 31, 1998.
(3) Mr. Boyle received an award of 30,000 shares of restricted stock on December 1, 1997 that vest in five equal annual installments. The value of the vested and unvested shares of such restricted stock at December 31, 1998 was $569,925. Dividends will be paid on the shares of restricted stock only when and as dividends are paid on the Ordinary Shares of the Company.
(4)  Mr. Barker began employment with the Company on October 6, 1997.
(5) Amounts reflected in this section for 1997 have been converted into U.S. dollars at the exchange rate in effect on December 31, 1997 as reported in the New York Times on that date (US $1.00 = CDN $1.43 equivalent to CDN $1.00 = US $0.70) and for 1998 the exchange rate in effect on December 31, 1998 as reported in the New York Times on that date (US $1.00 = CDN $1.54 equivalent to CDN $1.00 = US $0.65).
(6)  Mr. Campbell began employment with the Company on January 13, 1997.

     Option Grant Table. The following table sets forth certain information regarding options granted during the year ended December 31, 1998 by the Company to the Named Executive Officers.


                OPTION GRANTS DURING YEAR ENDED DECEMBER 31, 1998


                                         Individual Grants
                        -------------------------------------------------
                                    Percent of
                                       Total                                              Potential Realizable
                      Number of       Options                                               Value at Assumed
                      Securities    Granted to  Exercise                              Annual Rates of Stock
                      Underlying     Employees   Price     Market Price               Price Appreciation For
                       Options       in Fiscal               on Grant    Expiration       Option Term(1)
Name                 Granted (#)       Year      ($/Sh)        Date         Date          5% ($)       10% ($)
----                 -----------       ----      ------        ----         ----
John J. Boyle, III       35,000 (2)    1.33%     $15.00       $12.81       9/21/08       $205,457     $638,131
                        100,000 (3)    3.80%     38.33         38.00       1/5/08       2,357,300    6,023,721

Lawrence S. Barker       15,000 (2)    .57%      15.00         12.81       9/21/08         88,053      273,485
                         50,000 (3)    1.90%     38.33         38.00       1/5/08       1,178,650    3,011,861

Marc J. Venator(4)       15,000 (2)    .57%      15.00         12.81       9/21/08         88,053      273,485
                         50,000 (3)    1.90%     38.33         38.00       1/5/08       1,178,650    3,011,861

John J. Kiley            15,000 (2)    .57%      15.00         12.81       9/21/08         88,053      273,485
                         50,000 (3)    1.90%     38.33         38.00       1/5/08       1,178,650    3,011,861

Andrew Campbell          15,000 (2)    .57%      15.00         12.81       9/21/08         88,053      273,485
                         50,000 (3)    1.90%     38.33         38.00       1/5/08       1,178,650    3,011,861




(1) These columns show the hypothetical gains or option spreads of the options granted based on the fair market value of the Ordinary Shares on the date of grant and assumed annual compound share appreciation rates of 5% and 10% over the full term of the options. The assumed rates of appreciation are mandated by the rules of the SEC and do not represent the Company's estimate or projection of future share prices. Actual gains, if any, on option exercises will depend on the timing of such exercise and the future performance of the Company's Ordinary Shares. Values shown are net of the option exercise price, but do not include deductions for taxes or other expenses associated with the exercise.
(2) Options vested fully on January 26, 1999 based on achievement of 1998 earnings targets.
(3) Option vesting is dependent on achievement of certain market price objectives for the Ordinary Shares. Based on the market price of the Ordinary Shares as of December 31, 1998, options will vest one-third on January 5, 1999 and the remaining two-thirds on January 5, 2008.
(4) Mr. Venator left the Company subsequent to December 31, 1998 and the expiry date of these options will be April 29, 1999.

     Year-End Option Table. The following table sets forth certain information regarding options exercised during the year ended December 31, 1998 and stock options held as of December 31, 1998 by the Named Executive Officers.


               AGGREGATE OPTION EXERCISES AS OF DECEMBER 31, 1998
                           AND YEAR-END OPTION VALUES


                                                          Number of Securities          Value of Unexercised
                            Shares         Value         Underlying Unexercised             In The Money
                         Acquired on     Realized     Options at Fiscal Year-End       Options at Fiscal Year
                         Exercise (#)     ($)(1)                                                 End(2)
                                                     --------------------------------------------------------------
                                                       Exercisable   Unexercisable    Exercisable    Unexercisable

John J. Boyle, III          90,000      $4,032,044      580,186        235,000        $7,089,323      $140,000

Lawrence S. Barker            --            --           33,333        131,667            --           60,000

Marc J. Venator            137,552       2,886,992         --          115,000            --           60,000

John J. Kiley              115,000       2,396,658       5,000         115,000          23,338         60,000

Andrew Campbell             10,000        265,625        23,333        131,667            --           60,000


(1) The values in this column represent the last reported sale price of the Ordinary Shares on the respective date of exercise, less the respective option exercise price.
(2) Value is based on the closing sales price of the Company's Ordinary Shares on December 31, 1998 ($19.00), the last trading day of the Company's 1998 fiscal year, less the applicable option exercise price.


Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act, as amended (the "Exchange Act") requires the Company's executive officers and directors, and persons who are beneficial owners of more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than 10% beneficial owners are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

     To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company by the executive officers, directors and greater than 10% beneficial owners, all Section 16(a) filing requirements were satisfied, except that: (i) Messrs. Blanchard, John J. Boyle, Brian Boyle, Cunningham, Kiley, Licursi, McGovern, Mixer, Murray, Saville, Shulist and Venator each inadvertently failed to file a Form 5 for 1997; (ii) Messrs. John
J. Boyle, Saville, Shulist and Venator each inadvertently failed to file a Form 5 for 1996; (iii) Mr. John J. Boyle inadvertently failed to file three Forms 4 to report six transactions in 1997; (iv) Mr. Kiley inadvertently failed to file one Form 4 to report one transaction in 1996 and one Form 4 to report two transactions in 1997; (v) Mr. Mixer inadvertently failed to file one Form 4 to report one transaction in 1996, three Forms 4 to report seven transactions in 1997 and three Forms 4 to report twenty-three transactions in 1998; (vi) Mr. Murray inadvertently failed to file one Form 4 to report one transaction in 1996, three Forms 4 to report seven transactions in 1997 and three Forms 4 to report twenty-three transactions in 1998; and (vii) Mr. Venator inadvertently failed to file two Forms 4 to report six transactions in 1996 and one Form 4 to report three transactions in 1997.

Agreements with Named Executive Officers

     The Company is a party to an employment agreement with Mr. John J. Boyle, III for the five-year period from August 1, 1997 to August 1, 2002. Pursuant to the agreement, Mr. Boyle serves as President and Chief Executive Officer of the Company through April 1, 1998, as President, Chief Executive Officer and Chairman of the Board of the Company from April 1, 1998 through July 31, 1999 and as a Director of the Company through August 1, 2002. That period could be extended further if agreed upon by Mr. Boyle and the Board of Directors. Pursuant to the agreement, Mr. Boyle's base salary is determined by the Board of Directors. During the final two years of the agreement, when Mr. Boyle has agreed to serve as a Director of the Company, the Company will not be obligated to pay him a salary. In addition to his base salary, Mr. Boyle is eligible to receive an incentive bonus of up to 100% of his base salary at the end of each calendar year in which he serves as Chief Executive Officer or Chairman of the Board of the Company. The amount of any such bonus is dependent upon Mr. Boyle's individual performance and the overall financial performance of the Company with respect to the applicable calendar year.

     In connection with Mr. Boyle's agreement to continue to be associated with the Company for five years, the Board of Directors agreed, in October 1997, to issue to Mr. Boyle 30,000 Ordinary Shares at a purchase price of $0.0025 per share. The shares issued to Mr. Boyle are subject to a Stock Restriction Agreement which requires Mr. Boyle to contribute to the capital of the Company any shares which have not vested at the time that Mr. Boyle ceases to be a member of the Company's Board of Directors. The Stock Restriction Agreement also prohibits Mr. Boyle from transferring any of the shares for so long as they are not vested. Of the shares purchased by Mr. Boyle, 6,000 shares vested on August 1, 1998 and, thereafter, 6,000 shares vest on August 1 of each year until all shares have vested as of August 1, 2002.

     The Company may terminate Mr. Boyle's employment at any time with or without cause. In the event the Company terminates Mr. Boyle's employment without cause, if Mr. Boyle resigns or if Mr. Boyle's duties are materially diminished such that his ability to function as Chief Executive Officer is impaired, he is eligible to receive the amount of his salary and the maximum bonus payment to which he would have been entitled to receive for the lesser of one year or the period from the date of termination to July 31, 1999. Such payment shall be made in equal monthly installments over the period during which Mr. Boyle would be entitled to receive such payments if still employed by the Company.


                             COMPENSATION COMMITTEE
                        REPORT ON EXECUTIVE COMPENSATION

     The Company's executive compensation program is administered by the Compensation Committee, which is currently comprised of Messrs. Murray (Chairman), Brian Boyle and Cunningham. The Compensation Committee is responsible for determining the compensation package of each executive officer and recommending it to the Board of Directors. In the year ended December 31, 1998, the Board of Directors did not modify or reject in any material way any action or recommendation of the Compensation Committee. In making decisions regarding executive compensation, the Compensation Committee considers the input of the Company's other directors, including the input of Mr. John J. Boyle, III with respect to the compensation of the Company's executive officers other than Mr. John J. Boyle, III.

   Policies and Philosophy

     The Company's executive compensation program is structured and administered to achieve three broad goals in a manner consistent with shareholder interests. First, the Compensation Committee structures executive compensation programs and decisions regarding individual compensation in a manner that the Compensation Committee believes will enable the Company to attract and retain key executives. Second, the Compensation Committee establishes compensation programs that are designed to reward executives for the achievement of specified business objectives of the Company. Finally, the Compensation Committee designs the Company's executive compensation programs to provide executives with long-term ownership opportunities in the Company in an attempt to align executive and shareholder interests.

     In evaluating both individual and corporate performance for purposes of determining salary and bonus levels and share option grants, the Compensation Committee places significant emphasis on the extent to which strategic and business plan goals are met, including the progress and success of the Company with respect to matters such as achieving operating budgets, establishing strategic licensing, distribution and development relationships, product development and enhancement of the Company's licensing position, as well as on the Company's overall financial performance.

   Executive Officer Compensation in Fiscal 1998

     The compensation programs for the Company's executive officers established by the Compensation Committee consist of three elements based upon the foregoing objectives: (i) base salary and benefits competitive with the marketplace, (ii) bonus packages and (iii) share-based equity incentives in the form of participation in the 1995 Option Plan. The Compensation Committee believes that providing a base salary and benefits to its executive officers that are competitive with the marketplace enables the Company to attract and retain key executives. In addition, the Compensation Committee believes that bonuses based on both corporate and individual performance provide incentives to its executive officers that align their interests with those of the Company as a whole. The Compensation Committee generally provides executive officers with discretionary share option awards to reward them for achieving specified business objectives and to provide them with long-term ownership opportunities. In evaluating the salary and bonus level and equity incentives to award to each current executive officer, the Compensation Committee examines the progress which the Company has made in areas under the particular executive officer's supervision, such as development or sales, the overall performance of the Company, and the compensation for similar executives within the industry. Two-thirds of each executive officer's bonus and equity awards are based upon specific goals or milestones that are established at the beginning of each fiscal year. Additional bonus and equity awards are based upon each executive officer's compensation after taking into account actions by such officer to accomplish established Company goals. During 1998, executive bonuses were awarded in the form of additional stock options in lieu of cash, at the election of the executive, as a means of enhancing focus on overall 1998 financial performance.

     In determining the salary and bonus of each executive officer, including the Named Executive Officers, the Compensation Committee and the Board of Directors consider numerous factors such as (i) the individual's performance, including the expected contribution of the executive officer to the Company's goals, (ii) the Company's long-term needs and goals, including attracting and retaining key management personnel and (iii) the Company's competitive position, including data on the payment of executive officers at comparable companies that are familiar to members of the Compensation Committee. The companies described under the caption "Comparative Stock Performance" below constitute a much broader group of companies at various stages of development than those considered by the Compensation Committee to compare compensation levels of the Company's executive officers. Rather, the companies used by the Compensation
Committee to compare executive compensation are companies of which the members of the Compensation Committee have specific knowledge and are considered as of the time those companies were at similar stages of development as the Company. To the extent determined to be appropriate, the Compensation Committee also considers general economic conditions and the historic compensation levels of the individual. The Compensation Committee believes that the salary levels of its executive officers are in the middle third when compared to the compensation levels of companies at similar stages of development as the Company.

     Share option grants made pursuant to the 1995 Option Plan in the year ended December 31, 1998 were designed to make a portion of the overall compensation of the executive officers receiving such awards vary depending upon the performance of the Company's Ordinary Shares on the Nasdaq National Market and the achievement of certain goals for 1998 earnings per share. Such grants, as a result of applicable vesting arrangements, also serve as a means of retaining these individuals. In making share option grants to executive officers, the Compensation Committee considers a number of factors, including the performance of the executive officer, the responsibilities of the executive, the salary and bonus to be earned by the executive and the executive's current share or option holdings.

     During 1998, the Named Executive Officers received options under the 1995 Option Plan to purchase an aggregate of 395,000 Ordinary Shares, at a weighted average exercise price of $32.72 per Ordinary Share; all current executive officers as a group received options to purchase an aggregate of 720,000 Ordinary Shares, at a weighted average exercise price of $32.33 per share; and all employees, excluding current executive officers as a group, received options to purchase an aggregate of 1,774,005 Ordinary Shares, at a weighted average exercise price of $37.73 per share. During 1997, non-employee Directors as a group received options to purchase an aggregate of 135,000 Ordinary Shares, at a weighted average exercise price of $38.00 per share, under the 1995 Option Plan. For additional information regarding the ownership of options by the Named Executive Officers, see "Executive Compensation--Option Grants" and "--Option Exercises and Holdings." On March 23, 1999, the closing price of the Ordinary Shares on the Nasdaq National Market was $13.00 and options to purchase an aggregate of 7,546,659 shares were outstanding under the 1995 Option Plan.

   Compensation of the Chief Executive Officer in Fiscal 1998

     The philosophy applied by the Compensation Committee in establishing the compensation for the Company's President, Chief Executive Officer and Chairman is the same as for the other senior management of the Company--to provide a competitive compensation opportunity that rewards performance.

     Mr. John J. Boyle, III served in the positions of President, Chief Executive Officer and Chairman of the Company during the year ended December 31, 1998. The Compensation Committee set Mr. Boyle's base salary during 1998 at $350,000, considered by the Compensation Committee to be in the middle third of the compensation of Chief Executive Officers at other publicly-traded companies at the same stage of development as the Company. In addition, Mr. Boyle received options to purchase 35,000 Ordinary Shares at an exercise price of $15.00 per share and options to purchase 100,000 Ordinary Shares at an exercise price of $38.325 during 1998, which amounts were partially based on achievement of certain performance related goals that were established in 1998. In considering Mr. Boyle's performance, the Compensation Committee considered the hiring of certain key management level employees of the Company and the Company's achievement of its internal earnings targets.

   Compliance with United States Internal Revenue Code Section 162(m)

     Section 162(m) of the United States Internal Revenue Code of 1986, as amended (the "Code"), generally disallows a tax deduction to public companies for compensation over $1,000,000 paid to the company's Chief Executive Officer and four other most highly compensated executive officers. Qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met. Although the Company has no current plan to pay any of its executive officers annual compensation over $1,000,000, it currently intends to structure the performance-based portion of the compensation of its executive officers in a manner that complies with Section 162(m) of the Code to mitigate any disallowance of deductions.


                             COMPENSATION COMMITTEE



                             James B. Murray, Jr., Chairman
                             Brian E. Boyle
                             William F. Cunningham

Share Ownership of Certain Beneficial Owners and Management

     The following table sets forth the beneficial ownership of the Company's Ordinary Shares as of March 23, 1999 (i) by each person who is known by the Company to beneficially own more than 5% of the outstanding Ordinary Shares,
(ii) by each director or nominee for director, (iii) by each of the Named Executives and (iv) by all current directors and executive officers as a group:


                                                   Number of Shares
                                                    Beneficially     Percentage of
                                                      Owned (1)        Outstanding
Name and Address of  Beneficial Owner                               Ordinary Shares(2)

T. Rowe Price Associates, Inc. (3)                        5,018,900      12.8%
100 E. Pratt Street
Baltimore, MD  21202

Ardsley Advisory Partners and Philip J. Hempleman (4)     2,460,000       6.3%
646 Steamboat Road
Greenwich, CT  06836

T. Rowe Price Mid-Cap Growth Fund, Inc. (5)               2,275,000       5.8%
100 E. Pratt Street
Baltimore, MD  21202

Friess Associates, Inc. (6)                               1,982,000       5.1%
115 E. Snow King
Jackson, WY  83001

Nueberger Berman, LLC (7)                                 1,943,800       5.0%
605 Third Avenue
New York, NY  10158-3698

Bruce A. Saville (8)                                        787,396        2.0%

John J. Boyle, III (9)                                      782,754        2.0%

James B. Murray, Jr. (10)                                   624,296        1.6%

David P. Mixer (11)                                         615,422        1.6%

John J. Kiley (12)                                           89,526         *

Andrew Campbell (13)                                         88,333         *

Marc J. Venator (14)                                         84,018         *

Brian E. Boyle (15)                                          79,012         *

John A. Blanchard, III (16)                                  76,612         *

John W. Sidgmore (17)                                        76,612         *

Lawrence S. Barker (18)                                      65,493         *

Fergus G. McGovern (19)                                      65,000         *

Richard A. Licursi (20)                                      55,812         *

William F. Cunningham (21)                                   35,000         *

All current directors and executive officers as a group   3,682,741       9.0%
   (18 persons) (22)


--------
*  Less than 1% of the Ordinary Shares outstanding.

(1) Each person has sole investment and voting power with respect to the shares indicated, except as otherwise noted. The number of Ordinary Shares beneficially owned by each director, nominee for director or executive officer is determined under the rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. The inclusion herein of any shares as beneficially owned does not constitute an admission of beneficial ownership. Any reference in these footnotes to shares subject to share options held by the person in question refers to share options held by such person that are currently exercisable or exercisable within 60 days after March 23, 1999 ("Presently Exercisable Options").

(2) The number of shares deemed outstanding includes 39,112,486 shares outstanding as of March 23, 1999 and any shares subject to share options held by the person or entity in question that are Presently Exercisable Options.

(3) Based solely on information contained in a Schedule 13G filed with the SEC on February 11, 1999.

(4) Based solely on information contained in a Schedule 13G filed with the SEC on February 16, 1999.

(5) Based solely on information contained in a Schedule 13G filed with the SEC on February 11, 1999.

(6) Based solely on information contained in a Schedule 13G filed with the SEC on January 25, 1999.

(7) Based solely on information contained in a Schedule 13G filed with the SEC on February 10, 1999.

(8) All shares are owned of record by Grannarville Interest Group Inc. Mr. Saville owns 100% of the voting securities of Granville Interest Group Inc. Includes 86,978 shares issuable pursuant to Presently Exercisable Options.

(9)  Includes 738,520 shares issuable pursuant to Presently Exercisable Options.

(10) Includes 50,712 held by The James B. and Bruce R. Murray, Jr. Foundation, of which Mr. Murray is the sole trustee and which shares Mr. Murray disclaims beneficial ownership, 200 shares held by Mr. Murray in trust for James B. Murray III, 200 shares held by Mr. Murray in trust for Meghan R. Murray, 197,200 shares held in the James B. Murray, Jr. Family Limited Partnership, of which Mr. Murray is the sole general partner, and 35,000 shares issuable pursuant to Presently Exercisable Options.

(11) Includes 10,000 shares held by Trimix Foundation, of which Mr. Mixer is one of three directors and which shares Mr. Mixer disclaims beneficial ownership, 69,767 shares held by the David P. Mixer Grantor Retained Annuity Trust No. 3, 23,256 shares held by the David P. Mixer Grantor Retained Annuity Trust No. 1 and 35,000 shares issuable pursuant to Presently Exercisable Options.

(12) Includes 86,667 shares issuable pursuant to Presently  Exercisable Options.
     (13) Consists solely of shares issuable pursuant to Presently Exercisable Options.

(14) Includes 81,667 shares issuable pursuant to Presently Exercisable Options. Mr. Venator ceased to be employed by the Company effective January 29, 1999.

(15) Includes 76,612 shares issuable pursuant to Presently Exercisable Options 40,000 of which are held by the Sheng Ren Trust which shares Mr. Boyle disclaims beneficial ownership.

(16) Consists  solely of  shares  issuable  pursuant  to  Presently  Exercisable
     Options.

(17) Consists  solely of  shares  issuable  pursuant  to  Presently  Exercisable
     Options.

(18) Includes 65,000 shares issuable pursuant to Presently Exercisable Options.

(19) Consists  solely of  shares  issuable  pursuant  to  Presently  Exercisable
     Options.

(20) Includes 35,000 shares issuable pursuant to Presently Exercisable Options.

(21) Consists  solely of  shares  issuable  pursuant  to  Presently  Exercisable
     Options.

(22) Includes  1,729,334  shares  issuable  pursuant  to  Presently  Exercisable
     Options.

COMPARATIVE STOCK PERFORMANCE

     The following graph compares the cumulative total shareholder return on the ADSs representing Ordinary Shares of the Company between November 16, 1995 (the date on which the Company's ADSs first became publicly traded) and December 31, 1998 with the cumulative total return of (i) the Standard & Poor's 500 Stock Index ("S&P 500") and (ii) the Standard & Poor's Software & Services Index ("S&P Computers"). This graph assumes the investment of $100 on November 16, 1995 in the ADSs representing Ordinary Shares, the Standard & Poor's 500 Stock Index and the Standard & Poor's Software & Services Index, and assumes dividends are reinvested. Measurement points are November 16, 1995, December 31, 1995, December 31, 1996, December 31, 1997 and December 31, 1998.

                        [PERFORMANCE GRAPH APPEARS HERE]



                    Saville Systems       S&P 500        S&P Computers
11/16/95                  100               100               100
 12/95                    143               106               95
 12/96                    406               131               147
 12/97                    830               174               205
 12/98                    380               224               371


                                  PROPOSAL III

            AMENDMENT AND RESTATEMENT OF THE ARTICLES OF ASSOCIATION

     Certain technical amendments to the Articles of Association will be required in order to apply for a listing of the Company's Ordinary Shares on the Irish Stock Exchange. The Company believes that maintaining the flexibility to apply for a listing of the Company's Ordinary Shares on the Irish Stock Exchange is in the best interest of the shareholders, as such a listing may provide more liquidity to the Company's shareholders, increased visibility for the Company's securities, greater access to additional capital markets and more flexibility to perform certain corporate functions, such as engaging in market purchases of its own shares. The special resolution set out in Exhibit A describes each specific amendment and Exhibit C sets forth the proposed Articles of Association as amended.

Board Recommendation

         The Board of Directors recommends a vote FOR the special resolution set out in Exhibit A amending the Company's Articles of Association as required in order to apply for a listing of the Company's Ordinary Shares on the Irish Stock Exchange.


                                   PROPOSAL IV

                        AUTHORIZATION OF SHARE REPURCHASE

         Under Irish Company law, market purchases by the Company of the Company's own shares must be authorized by the Company in a general meeting and at present may only be made on the Irish Stock Exchange. Shareholders are being asked to grant the Company the authority, subject to the listing of the Company's Ordinary Shares on the Irish Stock Exchange, to purchase up to 5,000,000 of the Company's Ordinary Shares and to reissue any such shares purchased by it and not cancelled. The Board of Directors would only exercise the power to purchase the Company's Ordinary Shares in its discretion and only at price levels which it considered to be in the best interest of the shareholders generally, after taking account of the Company's overall financial position. The minimum price which may be paid by the Company for a purchase of the Company's Ordinary Shares shall be the nominal value of the Ordinary Shares and the maximum price which may be paid by the Company shall be an amount equal to 105 percent of the average of the closing prices on Nasdaq of the Ordinary Shares on each of the five (5) trading days immediately preceding the day on which the Ordinary Shares are purchased.

         Ordinary Shares which the Company has purchased and not cancelled may be held as treasury shares and reissued by the Company. Treasury shares may be reissued off-market to, among others, participants in the Company's 1995 Share Option Plan (the "Option Plan") or the Company's 1996 Employee Share Purchase Plan (the "Purchase Plan" and, together with the Option Plan, the "Plans"). The minimum price at which any treasury shares may be reissued off-market, in the case of reissue to such participants, shall be the issue price as provided for in or pursuant to the Plans and in all other circumstances shall be an amount equal to 90 percent of an amount equal to the average of the closing prices on Nasdaq of the Ordinary Shares on each of the five (5) trading days immediately preceding the day on which the Ordinary Shares are to be reissued (the "Relevant Price"), and the maximum reissue price shall be 120 percent of the Relevant Price. The authority conferred hereby shall expire at the close of business on the earlier of the date of the Annual General Meeting held in 2000 or November 18, 2000, unless such authority has been previously varied, revoked or renewed by the shareholders.

Board Recommendation

         The Board of Directors recommends a vote FOR the special resolution set forth in Exhibit B hereto, which resolution grants the Company the authority to purchase its own shares and to reissue such shares purchased by it and not cancelled.


                                   PROPOSAL V

              RATIFICATION OF SELECTION OF INDEPENDENT ACCOUNTANTS

     Ernst & Young served as the Company's independent auditors from 1993 until October 15, 1998. Ernst & Young resigned as the Company's independent auditors because of the existence of certain mutual business opportunities on which Ernst & Young and the Company desired to collaborate which affected Ernst & Young's independence with respect to the Company. Effective October 22, 1998 the Company engaged PricewaterhouseCoopers LLP as its principal accountants and independent auditors to replace Ernst & Young. The Board of Directors acknowledges the retirement of Ernst & Young as the Company's independent auditors in accordance with the Companies Acts, 1963 to 1990, of the Republic of Ireland.
PricewaterhouseCoopers LLP has expressed their willingness to serve as the Company's independent accountants for the current year.

     Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual General Meeting, will have the opportunity to make a statement if they desire to do so and will also be available to respond to appropriate questions from shareholders.

Board Recommendation

     The  Board  of  Directors   recommends  a  vote  FOR  ratification  of  the
appointment  of   PricewaterhouseCoopers   LLP  as  the  Company's   independent
accountants.


                                   PROPOSAL VI

            AUTHORIZATION OF DETERMINATION BY THE BOARD OF DIRECTORS
                 OF THE REMUNERATION OF INDEPENDENT ACCOUNTANTS

     Under Irish Company law, the remuneration of the Company's independent accountants must be determined by the shareholders of the Company or in such manner as the shareholders may approve at the Annual General Meeting. The Company has a standing Audit Committee of the Board of Directors, which reviews the Company's independent accountants' performance in the annual audit, reviews accountants' fees, discusses the Company's internal accounting control policies and procedures and considers and recommends the selection of the Company's independent accountants. The current Audit Committee members are Messrs. Cunningham (Chairman), Licursi and Mixer. During 1998, the Audit Committee determined the appropriate remuneration of the Company's independent accountants based upon discussions with the accountants and a number of factors, including the fees of other accounting firms of similar reputation, the quality of the work of the accountants and the responsiveness of the accountants to the requirements of the Company.

Board Recommendation

     The Board of Directors believes that the Audit Committee is in the best position to determine the remuneration of the Company's independent accountants and that it is in the best interests of the Company for the Audit Committee to make this determination. Therefore, the Board of Directors recommends a vote FOR the proposal to authorize the Board of Directors, through the Audit Committee, to determine the remuneration of the Company's independent accountants upon consideration of factors deemed relevant by the Audit Committee, which may include some or all of the factors described above.

                                  PROPOSAL VII

            AUTHORIZATION OF LOCATION OF 2000 ANNUAL GENERAL MEETING

     Under Irish company law, the 2000 Annual General Meeting of Shareholders of the Company must be held in the Republic of Ireland, unless the shareholders of the Company authorize the Company to hold such Annual General Meeting elsewhere. To maintain maximum flexibility, the Board of Directors believes that it is in the best interests of the Company for the shareholders to authorize the Company to hold the 2000 Annual General Meeting in North America. Such authorization will permit the Company to hold the 2000 Annual General Meeting in the Republic of Ireland or in North America, as determined by the Board of Directors to be in the best interests of the Company.

Board Recommendation

     The Board of Directors believes that this flexibility is in the best interests of the Company and recommends a vote FOR this proposal.


                                  OTHER MATTERS

     The Board of Directors does not know of any other matters that may come before the Annual General Meeting. However, if any other matters are properly presented to the Annual General Meeting, it is the intention of the Chairman of the Annual General Meeting, as the person named in the accompanying proxy, to vote, or otherwise act, in accordance with his judgment on such matters.

     All costs of solicitation of proxies will be borne by the Company. In addition to solicitations by mail, the Company's directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, telegraph and personal interviews, and the Company reserves the right to retain outside agencies for the purpose of soliciting proxies. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of shares held in their names, and the Company will reimburse them for their out-of-pocket expenses in this connection. The Depositary is required pursuant to the Deposit Agreement to mail to all Owners a notice indicating the voting rights of such Owners with respect to their Ordinary Shares as more fully described in this Proxy Statement.

Deadline For Submission of Shareholder Proposals at the 2000 Annual General Meeting

     Proposals of shareholders intended to be included in the Company's proxy statement for the 2000 Annual General Meeting of Shareholders must be received by the Company at its principal office not later than December 23, 1999.

     Shareholders who wish to make a proposal at the 2000 Annual General Meeting
- other than one that will be included in the Company's proxy materials - must notify the Company no later than March 7, 2000. If a shareholder who wishes to present a proposal fails to notify the Company by this date, the proxies that the Board of Directors solicits for the meeting will have discretionary authority to vote on the shareholder's proposal if it is properly brought before the meeting.

                                             By Order of the Board of Directors,



                                             Peter M. Quinlan, Secretary

April 21, 1999

     THE BOARD OF DIRECTORS HOPES THAT SHAREHOLDERS WILL ATTEND THE ANNUAL GENERAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE ANNUAL GENERAL MEETING AND YOUR COOPERATION WILL BE APPRECIATED. SHAREHOLDERS WHO ATTEND THE ANNUAL GENERAL MEETING MAY VOTE THEIR SHARES PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXIES.

                                                                      APPENDIX A


PROXY                       SAVILLE SYSTEMS PLC                            PROXY


              Proxy for the Annual General Meeting of Shareholders
                           to be held on May 18, 1999

         The undersigned, revoking all prior proxies, hereby appoint(s) the Chairman of the Annual General Meeting as proxy to represent and vote, as designated herein, all Ordinary Shares of Saville Systems PLC (the "Company") which the undersigned would be entitled to vote if personally present at the Annual General Meeting of Shareholders of the Company to be held at the Great Southern Hotel, Shannon, Ireland, on May 18, 1999 at 10:00 a.m. local time, and at any adjournment thereof.

         This proxy when properly executed will be voted in the manner directed by the undersigned shareholder(s). If no direction is given, this proxy will be voted FOR Proposals 1, 2, 3, 4, 5, 6 and 7. Attendance of the undersigned at the meeting or any adjournment thereof will not be deemed to revoke this proxy unless the undersigned shall revoke this proxy in writing before it is exercised or affirmatively indicate his intent to vote in person.

         1. To consider the audited accounts of the Company for the year ended December 31, 1998 and the Reports of the Directors and the Accountants thereon.

                   |_| FOR     |_| AGAINST     |_| ABSTAIN


         2. To re-elect the following Class I Directors (except as marked below):

                  William F. Cunningham, Fergus G. McGovern and David P. Mixer

                  |_| FOR all nominees
                  |_| WITHHOLD AUTHORITY to vote for all nominees
                  |_| FOR all nominees except the following:

         3. To authorize certain amendments to the Company's Articles of Association required in order to apply for a listing of the Company's Ordinary Shares on the Irish Stock Exchange.

                  |_| FOR     |_|  AGAINST    |_| ABSTAIN


         4. To authorize the Company, in the discretion of the Board of Directors and subject to the listing of the Company's Ordinary Shares on the Irish Stock Exchange, to purchase up to 5,000,000 of the Company's Ordinary Shares and to reissue any such Ordinary Shares purchased by it and not cancelled.

                  |_| FOR     |_|  AGAINST    |_| ABSTAIN


         5. To ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent accountants for the current fiscal year.

                  |_| FOR    |_| AGAINST      |_| ABSTAIN


         6. To authorize the Directors to determine the remuneration of the independent accountants.

                  |_| FOR    |_| AGAINST      |_| ABSTAIN

          7. To authorize the holding of the 2000 Annual General Meeting of Shareholders of the Company in North America.

                  |_| FOR     |_| AGAINST     |_| ABSTAIN

                           Signature:

                           Date:

                           Signature:

                           Date:




Notes:

(a) A corporation may execute this proxy form under its common seal or by the signature of a duly authorized officer.

(b) In the case of joint holders, any joint holder may execute this proxy form but the vote of the senior who tenders a vote shall be accepted to the exclusion of the votes of the other joint holders; and for this purpose seniority shall be determined by the order in which the names stand in the Register of Members in respect of the joint holding.